UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

S.E. ASIA EMERGING MARKET CO., LTD
(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State of incorporation or organization)	(I.R.S. employer
identification no.)

75 Bukit Timah Road #05-02
Boon Siew Building
Singapore
(Address of principal executive offices)

229833
(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-170847

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Units, each consisting of one Subunit and one Class A Warrant
Subunits consisting of one Ordinary Share, no par value per share and one Class B Warrant
Class A Warrants
Ordinary Shares, no par value per share
Class B Warrants

Item 1.                                Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, subunits, ordinary shares, no par value, Class A warrants and Class B warrants of S.E. Asia Emerging Market Co., Ltd (the “Company”).  The description of the units, subunits, ordinary shares, Class A warrants, and Class B warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form F-1 (File No. 333-170847) filed with the Securities and Exchange Commission on November 26, 2010, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.                                Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX*

Exhibit No.	Description
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Subunit Certificate.*
4.3	Specimen Ordinary Shares Certificate.*
4.4	Specimen Class A Warrant Certificate.*
4.5	Specimen Class B Warrant Certificate.*
4.6	Form of Unit Purchase Option to be granted to the underwriters.*
4.7	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant.*
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

S.E. ASIA EMERGING MARKET CO., LTD

Dated: March 22, 2011	By:	/s/ Ivan Hajadi
Name: Ivan Hajadi
Title: Chief Executive Officer